Exhibit 99.1

DWS Makes Additional Investment into RREEF Property Trust

NEW YORK, NY – March 3, 2026 – DWS, a leading European asset manager with global reach, today announced that it, through an affiliate, has made a $15 million investment into RREEF Property Trust, Inc. (the “Company”, NASDAQ: ZRPTAX; ZRPTIX; ZRPTTX, ZRPTMX, ZRPTUX), a publicly registered, daily net asset value (“NAV”)1 real estate investment trust that it advises through an affiliate, via the purchase of the Company’s Class Z common stock. The $15 million purchase in shares of Class Z common stock was made at the Company’s NAV per Class Z share as of the close of business on February 25, 2026. The issuance was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The investment reinforces DWS’s alignment with the Company’s investors. Hepsen Uzcan, CEO of DWS Americas stated, “this investment of approximately 7.5% of the total NAV of the Company, increases our total investment to approximately 12.7% of the total NAV, and affirms the ongoing commitment of DWS to support and grow the Company.” Todd Henderson, Co-Global Head of Real Estate and CEO of the Company, added “at this point in the investment cycle, the fundamentals in real estate support the recovery of real estate values as we continue to focus on our strongest conviction sectors of industrial, residential and necessity-based retail across our real estate platform.”

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will" and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although DWS and RREEF Property Trust believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, they can give no assurance that the expectations will be attained or that any deviation will not be material. Neither DWS nor RREEF Property Trust undertakes an obligation
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DWS Group GmbH & Co. KGaA
875 Third Avenue | New York, NY 10022
T +1 (212) 250-2500
dws.com

Exhibit 99.1

to update any forward-looking statement contained herein to conform the statement to actual results or changes in expectations.
1 Valuations and appraisals of RREEF Property Trust’s properties and real estate-related securities are estimates of fair value and may not necessarily correspond to realizable value and may not accurately reflect the actual price at which assets could be liquidated on any given day.
About DWS Group

DWS Group (DWS), with EUR 1,085bn of total assets under management (as of 31 December 2025), is a leading European asset manager with global reach. With approximately 5,000 employees in offices around the world, DWS offers individuals, institutions and large corporations access to comprehensive investment solutions and bespoke portfolios across the full spectrum of investment disciplines. Its diverse expertise in Active, Passive and Alternative asset management enables DWS to deliver targeted solutions for clients across all major liquid and illiquid asset classes. www.dws.com

Important Information
This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

The brand DWS represents DWS Group GmbH & Co. KGaA and any of its subsidiaries such as DWS Distributors, Inc., which offers investment products, or DWS Investment Management Americas, Inc., and RREEF America L.L.C., which offer advisory services.

For further information please contact:

Audrey Richie
audrey.richie@dws.com
(212) 454-8509

Christian Gubler
christian.gubler@dws.com
(212) 454-8507

Copyright © 2026 DWS Group GmbH & Co. KGaA. All rights reserved. 109388-1 (3/27)

2
DWS Group GmbH & Co. KGaA
875 Third Avenue | New York, NY 10022
T +1 (212) 250-2500
dws.com